UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2020

1347 PROPERTY INSURANCE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-36366

Delaware	46-1119100
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

970 Lake Carillon Drive, Suite 314, St. Petersburg, FL	33716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 579-6213

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PIH	The Nasdaq Stock Market LLC
8.00% Cumulative Preferred Stock, Series A, $25.00 par value per share	PIHPP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

As part of the previously announced strategy of 1347 Property Insurance Holdings, Inc. (the “Company”), on March 31, 2020, the Company entered into a Shared Services Agreement and a joint venture agreement with affiliates of Fundamental Global Investors, LLC (“FGI”), the beneficial owner of approximately 45% of the Company’s outstanding common stock. D. Kyle Cerminara, Chairman of the Company’s Board, serves as Chief Executive Officer, Co-Founder and Partner of FGI, and Lewis M. Johnson, Co-Chairman of the Company’s Board, serves as President, Co-Founder and Partner of FGI.

Shared Services Agreement

On March 31, 2020, the Company entered into a Shared Services Agreement (the “Shared Services Agreement”) with Fundamental Global Management, LLC (“FGM”) pursuant to which FGM will provide the Company with certain services related to the day-to-day management of the Company, including assisting with regulatory compliance, evaluating the Company’s financial and operational performance, providing a management team to supplement the executive officers of the Company, and such other services consistent with those customarily performed by executive officers and employees of a public company (collectively, the “Services”). In exchange for the Services, the Company will pay FGM a fee of $456,250 per quarter (the “Shared Services Fee”), commencing in the second quarter of 2020, plus reimbursement of expenses incurred by FGM in connection with the performance of the Services, subject to certain limitations approved by the Company’s Board of Directors or Compensation Committee from time to time.

The Shared Services Agreement has an initial term of three years, and thereafter renews automatically for successive one-year terms unless terminated in accordance with its terms. The Shared Services Agreement may be terminated by FGM or by the Company, by a vote of the Company’s independent directors, at the end of the initial or automatic renewal term upon 120 days’ notice, subject to payment by the Company of certain costs incurred by FGM to wind down the provision of Services and, in the case of a termination by the Company without cause, payment of a termination fee equal to the Shared Services Fee paid for the two quarters preceding termination.

The foregoing description of the Shared Services Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Shared Services Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Joint Venture Agreement

On March 31, 2020, the Company entered into the Limited Liability Company Agreement (the “LLC Agreement”) of Fundamental Global Asset Management, LLC (“FGAM”), a newly-formed joint venture owned 50% by each of the Company and FGI Funds Management, LLC, an affiliate of FGI (“FGIFM” and together with the Company, each a “Member” and collectively, the “Members”). The purpose of FGAM is to sponsor, capitalize and provide strategic advice to investment managers (“Underlying Managers”) in connection with the launch and/or growth of their asset management business and the investment products they sponsor (each, a “Sponsored Fund”).

FGAM is governed by a Board of Managers consisting of four managers, two of which will be appointed by each Member. It is the current intent of the Company to appoint two of its independent directors to the Board of Managers of FGAM. Certain major actions, including any decision to sponsor a new investment manager, will require the prior consent of both Members.

The LLC Agreement provides that each Member will contribute its proportionate interest of the amount of capital determined by the Board of Managers to be required to operate FGAM (“Operating Capital”). Unless otherwise agreed, the Company will contribute the capital required to be contributed to a Sponsored Fund (“Seed Capital”), as well as any amounts required to be contributed to an Underlying Manager for working capital purposes (“Working Capital”). Proceeds attributable to a contribution, directly or indirectly through an Underlying Manager, to a Sponsored Fund will be distributed to the Members in proportion to their capital contributions in respect of Seed Capital. All other proceeds received by FGAM attributable to a Sponsored Fund, including proceeds from revenue shares or ownership interests in Underlying Managers, will be distributed as follows: (i) first, to the Members until they have received cumulative distributions up to an amount of the Operating Capital funded by them; (ii) second, to the Members until they have received cumulative distributions up to an amount of Working Capital previously funded by them, plus a return of 5% per annum; and (iii) third, to the Members in proportion to their percentage interests.

In addition, neither FGIFM nor any of affiliates may participate in a Sponsored Fund Transaction other than through FGAM unless FGIFM has first presented the opportunity to FGAM and either the Board of Managers or the Company has rejected such opportunity. Notwithstanding the foregoing, if such opportunity requires in excess of $5 million, FGIFM may offer amounts in excess of $5 million to a third party, subject to certain conditions.

The foregoing description of the LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the complete LLC Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Shared Services Agreement, dated March 31, 2020, by and between 1347 Property Insurance Holdings, Inc. and Fundamental Global Management, LLC

10.2	Limited Liability Company Agreement of Fundamental Global Asset Management, LLC, dated March 31, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1347 PROPERTY INSURANCE HOLDINGS, INC.

Date:	April 6, 2020	By:	/s/ John S. Hill
John S. Hill
Chief Financial Officer